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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               SEPTEMBER 11, 1996
                Date of Report (Date of earliest event reported)

                            EMPIRE OF CAROLINA, INC.
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                        1-7909                       13-2999480
(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification
        incorporation)                                                     No.)
                5150 LINTON BOULEVARD, 5TH FLOOR, DELRAY BEACH, FLORIDA 33484
                   (Address of principal executive offices)    (Zip Code)
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                                 (407) 498-4000
                        (Registrant's telephone number)

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ITEM 5. OTHER EVENTS.

     On September 11, 1996, the Board of Directors of Empire of Carolina,
Inc., a Delaware corporation (the "Company"), declared a dividend of one preferred share purchase right ("Right") on each outstanding share of the Company's common stock, $.10 par value per share (the "Common Shares"), payable to stockholders of record as of the close of business on September 11, 1996 (the "Record Date"). Except as described below, each Right, when exercisable, entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Shares, par value $.01 per share (the "Preferred Shares"), of the Company at an exercise price of $40 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group has become an "Acquiring Person" (as defined below) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group (other than certain exempt persons) becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by Common Share certificates.

     An "Acquiring Person" is a person or group of affiliated or associated persons who have acquired beneficial ownership of 15% or more of the outstanding Common Shares, other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas) L.P., Glenbrook Partners, L.P., Westpool Investment Trust plc, Steven E. Geller, Marvin Smollar, the Autumn Glory Trust, The Iridium Trust and certain persons affiliated or associated with or related to the foregoing persons ("Exempt Persons"). Notwithstanding the foregoing, (i) no person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which increases the proportionate number of shares beneficially owned by such person and its affiliates and associates to 15% or more of the Common Shares then outstanding (PROVIDED, HOWEVER, that if such person becomes the beneficial owner of 15% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and, after such share acquisitions,
(A) acquires beneficial ownership of an additional number of Common Shares which exceeds the LESSER of 10,000 Common Shares or 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 15% or more of the aggregate number of Common Shares then outstanding, then such person shall be deemed to be an Acquiring Person), (ii) no person who, together with its affiliates and associates, was the beneficial owner of 15% or more of the aggregate number of Common Shares of the Company outstanding as of 5:00 p.m., New York time, on September 11, 1996 shall be deemed an Acquiring Person (PROVIDED, HOWEVER, that if such person or any of its affiliates and associates, after 5:00 p.m., New York time, on September 11, 1996, (A) acquires beneficial ownership of an additional number of Common Shares which exceeds the LESSER of 10,000 Common Shares or 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 15% or more of the aggregate number of Common Shares of the Company then outstanding, then such person shall be deemed to be an Acquiring Person), and (iii) if the Board of Directors of the Company determines in good faith that a person who would otherwise be an Acquiring Person has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Common Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for any purposes of the Rights Agreement.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of

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the close of business on the Distribution Date and such separate Right
Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 11, 2001 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, assets or capital stock (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Company will not be required to issue fractional Common Shares or Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares or Preferred Shares on the last trading day prior to the date of exercise.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to the greater of (1) a preferential quarterly dividend payment of $1.00 per share, or (2) an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $100 per share, plus an amount equal to 100 times the aggregate amount to be distributed per share of common stock of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares except as otherwise required by law. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     If any person or group becomes an Acquiring Person, then each holder of a Right (other than Rights beneficially owned by the Acquiring Person, any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, which will be void) will have the right to receive upon exercise of such Right that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right.

     If at any time after the time that any person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, any Associate or Affiliate thereof, and certain transferees thereof, which will be void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after the time that any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights beneficially owned by such person or group, any Associate or Affiliate thereof, and certain transferees thereof, which will be void), in whole or in part, at an exchange ratio of one Common Share or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

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     At any time prior to the time that any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"), which may (at the option of the Company) be paid in cash, Common Shares or other consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish; PROVIDED, HOWEVER, that no redemption will be permitted or required after the time that any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may make the Rights redeemable if the Rights are not then redeemable in accordance with the terms of the Rights Agreement or may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors.

     The Rights Agreement between the Company and the Rights Agent, specifying the terms of the Rights, the press release announcing the declaration of the Rights and a letter to the Company's stockholders, dated September 11, 1996, explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     1. Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series B Junior Participating Preferred Stock,
        (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement.

     2.    Press Release, dated September 12, 1996.

     3. Form of Letter to Empire of Carolina, Inc. stockholders, dated September 11, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMPIRE OF CAROLINA, INC.

                                        By /s/ Steven Geller
                                        Name: Steven Geller
                                        Title: Chairman and Chief Executive
                                               Officer

                                        Date: September 12, 1996

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                                                     EXHIBIT INDEX

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EXHIBIT
NUMBER                                             DESCRIPTION
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   1              Rights Agreement, dated as of September 11, 1996, between Empire of Carolina,
                  Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series B Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement.
   2              Press Release, dated September 12, 1996.
   3              Form of Letter to Empire of Carolina, Inc. stockholders, dated September 11,
                  1996.
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